Exhibit 3.4

ETHYL PETROLEUM ADDITIVES, INC.

formerly

EDWIN COOPER, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office shall be in the City of Wilmington, State of Delaware.

Section 1.02 Other Offices. The corporation may also have offices in such other places both within and without the State of Delaware as the Board of Directors may from time-to-time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders for the election of directors shall be held in such city as may be fixed by the Board of Directors; at least ten days’ notice shall be given to the stockholders of the place so fixed. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02 Annual Meetings. The annual meeting of stockholders for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year during the month of April, at a time to be designated by the President.

Section 2.03 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue or by the certificate of incorporation, may be called by the Chairman of the Board or by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.04 Notice of Meetings. Written notice of an annual or special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

Section 2.05 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, and the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting.

Section 2.06 Voting by Proxy. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

Section 2.07 Unanimous Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

Section 3.01 Powers. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statue or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.02 Number and Election. The number of Directors which shall constitute the whole Board shall be not less than two nor more than fifteen. The first Board shall consist of two Directors. Thereafter, within the limit above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at any meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.03 Vacancies. If any vacancies occur in the Board of Directors caused by death, resignation, retirement; disqualification or removal from office of any Directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.

Section 3.04 Removal. Any Director may be removed from his position as a Director, either with or without cause, at any special meeting of stockholders, if notice of intention to act upon the question or removing such Director shall have been stated as one of the purposes for the calling of such meeting, upon the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to vote.

Section 3.05 Compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.06 Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the Minutes of proceedings of the Board or committee.

Section 3.07 Meetings of the Board of Directors.

(a) The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware, provided that no meetings are to be held in the United Kingdom.

(b) The first meeting of each newly elected Board of Directors shall be held immediately following the meeting of stockholders at which such Directors were elected, or be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting, or at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

(c) Regular meetings of the Board of Directors shall be held at 1345 Avenue of the Americas, New York City, or at such other place, and at such time, as shall from time-to-time be determined by the Board. Written notice of any such meeting shall be given to all Directors at least three days before the meeting.

(d) Special meetings of the Board of Directors may be called by the Chairman of the Board or by the president, or, on the written request of two Directors, by the secretary. Written notice of special meetings of the Board of Directors shall be given to each Director at least three days before the date of the meeting, if by mail, or at least twenty-four hours if by telegraph. Written notice may be waived by a Director by a written waiver signed by him or by his attendance at the meeting.

(e) At all meetings of the Board, the presence of a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time-to-time, without notice other than announcement at the meeting, until a quorum shall be present.

ARTICLE IV

EXECUTIVE COMMITTEE

The Board may, by resolution passed by a majority of the whole Board, designate two or more Directors to constitute an Executive Committee which shall have and may exercise all the delegable powers of the Board in the management of the business and affairs of the corporation. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall meet regularly as it shall determine and shall hold special meetings when called by the President of the corporation or any member of such Committee. Notices for such meetings shall be given in the manner required by Section 6.01 of Article VI hereof and may be waived in writing or dispensed with as provided in Section 6.02 of Article VI. A majority of the Executive Committee shall constitute a quorum for the transaction of business and the act of a majority of those present when a quorum is present shall be the act of the Executive Committee. The Executive Committee may adopt its own rules of procedure and shall keep a record of its proceedings which shall be reported upon to the Board and filed with the minutes of the Board.

ARTICLE V

OFFICERS

Section 5.01 Enumeration and Appointment

(a) The officers of the corporation shall be appointed by the Directors, and shall be a president, one or more vice-presidents (with or without such descriptive titles as the Board of Directors shall deem appropriate), a secretary and a treasurer. The Board of Directors by resolution may also appoint any one or more of the following officers: chairman of the board, executive vice-president, assistant secretaries and assistant treasurers. Two or more offices may be held by the same person except that where the offices of president and secretary are held by the same person, such person shall not hold any other office. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time-to-time by the Board.

(b) The Board of Directors at its first meeting after each annual meeting of stockholders shall appoint a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the Board.

(c) The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5.02 Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

Section 5.03 Chairman of the Board. If there be as chairman of the board, he shall have the power to call special meetings of the stockholders and Directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and Board of Directors. He shall also, in general, have supervisory powers over the president, the other officers, and the business activities of the corporation, subject to the approval or review of the Board of Directors.

Section 5.04 President. The president shall appoint and discharge, subject to the approval or review’ of the Board of Directors, employees and agents of the corporation and fix their compensation, make and sign contracts and agreements in the name of and on behalf of the corporation. The president shall put into operation such business policies of the corporation as shall be decided upon by the Board. In carrying out the business policies of the Board, the president shall have the general management and control of the business and affairs of the corporation and shall be the managing executive officer of the corporation, and the president in carrying out such business policies is given the necessary authority to discharge such responsibilities. He shall be ex-officio a member of all standing committees. He shall see that the books, reports, statements and certificates required by the statute under which the corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of president or which are authorized or required by law.

Section 5.05 Vice-Presidents. The vice-presidents in the order of their seniority, unless there be an executive vice-president or unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. If one of the vice-presidents be designated as executive vice-president, he shall be the senior vice-president.

Section 5.06 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of stockholders and regular meetings [subject to section 3.07(b)] and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be facsimile. In general, he shall perform all duties incident to the office of secretary and such other duties as may, from time-to-time, be assigned to him by the Board of Directors or by the president.

Section 5.07 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time-to-time prescribe.

Section 5.08 Treasurer. (a) The treasurer shall be the financial officer of the corporation; shall have charge and custody of and be responsible for all funds and securities of the corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; and shall deposit all such funds and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. In general, the treasurer shall perform all duties incident to the office of treasurer, and such other duties as from time-to-time may be assigned to him by the Board of Directors or by the president.

(b) The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c) If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 5.09 Assistant Treasurers. The assistant treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time-to-time prescribe. Each assistant treasurer shall, if required by the Board of Directors, give the corporation such bond as provided in Section 5.08 for the treasurer.

Section 5.10 Bonds by Other Officers. The Board of Directors may require any or all of the officers to give the corporation such bond as may be required of the treasurer pursuant to Section 5.08 (which bond shall be renewed every six years).

ARTICLE VI

GENERAL PROVISIONS - SPECIAL CORPORATE ACTS

Section 6.01 Notices. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

Section 6.02 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or attendance at the meeting, shall be deemed equivalent thereto.

Section 6.03 Execution of Deeds, Contracts, Etc. Subject always to the specific directions of the Board of Directors or the executive committee, any deed or mortgage made by the corporation or any written contract or agreement to which the corporation may be a party may be executed in its name by the chairman of the Board, the president, or any of the vice-presidents.

Section 6.04 Endorsement of Stock Certificates. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the corporation (including reacquired shares of stock of the corporation) may, for sale or transfer, be endorsed in the name of the corporation by the chairman of the Board, the president or one of its vice-presidents.

Section 6.05 Voting of Shares Owned by Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders’ meeting of such other corporation by the chairman of the Board, by the president of the corporation, or in the absence of the chairman of the Board and president, by any vice-president of the corporation, who may be present. Whenever, in the judgment of the chairman of the Board or the president, or in the absence of both of same, of any vice-president, it shall be desirable for the corporation to execute a proxy or give a stockholders’ consent with respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the chairman of the Board, the president or one of the vice-presidents of the corporation and shall be attested by the secretary or any assistant secretary of the corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

Section 6.06 Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of stockholders, a full and clear statement of the business and condition of the corporation.

Section 6.07 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time-to-time designate.

Section 6.08 Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware” and may have inscribed thereon the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.09 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VII

INDEMNIFICATION

Every person who is or was a Director, officer, employee or agent of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he serves or served as such at the request of the corporation, shall, in accordance with this Article VII but not if prohibited by law, be indemnified by the corporation as hereinafter provided against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer, employee or agent of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred.

As used in this Article VII, the term “expense” shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term “liability” shall mean amounts of judgments, fines or penalties against and amounts paid in settlement by, a director, officer, employee or agent with respect to any such claim, action, suit or proceeding.

Any person referred to in the first paragraph of this Article VII who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the corporation for his reasonable expense.

Any other person claiming indemnification under the first paragraph of this Article VII shall be reimbursed by the corporation for his reasonable expense and for any liability (other than any amount paid to the corporation) if a Referee shall deliver to the corporation his written finding that such person acted, in good faith, in what he reasonably believed to be in or not opposed to the best interests of the corporation, and, in addition, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of novo contendere, or its equivalent, shall not create a presumption that a director, officer, employee or agent did not meet the foregoing standards of conduct. The person claiming indemnification shall at the request of the Referee appear before him and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification; and the corporation shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the corporation. As used in this Article VII, the term “Referee” shall mean independent legal counsel (who may be regular counsel of the corporation), or other disinterested person or persons, selected to act as such hereunder by the Board, whether or not a disinterested quorum exists.

Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article VII may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not to be indemnified under this Article VII.

The rights of indemnification provided in this Article VII shall be in addition to any rights to which any such director, officer, or employee may otherwise be entitled by contract or as a matter of law and in the event of such person’s death, such rights shall extend to his heirs and legal representatives.

ARTICLE VIII

AMENDMENTS TO BY-LAWS

These By-Laws may be altered or repealed at any meeting of the stockholders if notice of such alteration or repeal be contained in the notice of such meeting, or at any meeting of the Board of Directors.